Exhibit 10.7

EYENOVIA, INC.

NOTICE OF INDUCEMENT STOCK OPTION GRANT

(Grantee name and address)

You have been granted an option to purchase shares of the Common Stock of Eyenovia, Inc. as follows, subject to the terms and conditions of the attached Inducement Stock Option Award Agreement. Capitalized terms used but not defined in this Notice of Inducement Stock Option Grant have the meanings set forth in the attached Inducement Stock Option Award Agreement.

Date of Grant:
Exercise Price per Share:
Total Number of Shares Subject to Option:
Total Exercise Price:

Type of Option:	Non-Qualified Stock Option (NSO)

Term/Expiration Date:

Vesting Schedule:

25% of the Option will vest on each of the first four anniversaries of the Date of Grant, such that the Option will be fully vested on the fourth anniversary of the Date of Grant, subject to you providing Continuous Service to the Company or a Related Entity through each applicable date and your execution of a confidentiality agreement satisfactory to the Company.

Accelerated Vesting:

Notwithstanding the foregoing, to the extent not previously forfeited, vesting of the Option will be accelerated and the Option will become exercisable in its entirety immediately upon the occurrence of a Corporate Transaction, provided that you provide Continuous Service to the Company through the date such Corporate Transaction is closed.

[SIGNATURE PAGE FOLLOWS]

By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Inducement Stock Option Award Agreement, which is attached and made a part of this document.

COMPANY:

Eyenovia, Inc.

By:
Name:
Title:

Address:

GRANTEE:

Address:

EYENOVIA, INC.

INDUCEMENT STOCK OPTION AWARD AGREEMENT

This Inducement Stock Option Award Agreement is made by and between Eyenovia, Inc. and                    (“Grantee”) effective as of the Date of Grant. Certain definitions for capitalized terms used in this Agreement and the Grant Notice are set forth in Section 19 below.

1.Grant of Option. The Company has granted to Grantee an option to purchase, on the terms and conditions set forth in this Agreement, all or any part of the number of Shares described in the Grant Notice, at the Exercise Price set forth in the Grant Notice (the “Option”), subject to adjustment as set forth in Section 12 below. The Option is intended to constitute an “employment inducement award” and to be exempt from shareholder approval requirements under Nasdaq Rule 5635(c)(4) and this Agreement and the terms and conditions of the Option will be interpreted consistent with such intent. The Option is a non-qualified stock option.

2.Vesting. Subject to the terms and conditions set forth in this Agreement, the Option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of Grantee’s Continuous Service.

3.Forfeiture; Expiration. Any unvested portion of the Option will be forfeited immediately, automatically, and without consideration upon a termination of Grantee’s Continuous Service for any reason. In the event Grantee’s Continuous Service is terminated for Cause, the vested portion of the Option will also be forfeited immediately, automatically, and without consideration upon that termination for Cause. Any unexercised vested portion of the Option will expire on the Expiration Date set forth in the Grant Notice.

4.Period of Exercise. Subject to the terms and conditions set forth in this Agreement, Grantee may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(a)the Expiration Date;

(b)the effective date of the termination of Grantee’s Continuous Service for Cause;

(c)the date that is twelve (12) months after the termination of Grantee’s Continuous Service due to his or her death or Disability, provided, however, that in the event Grantee dies within such twelve (12) month period after the termination of Grantee’s Continuous Service due to his or her Disability, the period for exercise will be extended until the date twelve (12) months after his or her death (but in no event later than the Expiration Date); or

(d)the date that is three (3) months after the termination of Grantee’s Continuous Service for any reason other than Cause, Disability or death; provided however, that in the event that Grantee dies within such three (3) month period, the period for exercise will be extended until the date twelve (12) months after his or her death (but in no event later than the Expiration Date).

5.Exercise of Option. Grantee or, in the case of Grantee’s death or Disability, Grantee’s representative, may exercise all or any part of the vested portion of the Option by delivering to the Company at its principal office a written notice of exercise in the form attached as Exhibit A or any other form that the Administrator may permit (such notice, a “Notice of Exercise”). The Notice of Exercise will be signed by the person exercising the Option. In the event that the Option is being exercised by Grantee’s representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Administrator) of the representative’s right to exercise the Option. In addition, any exercise of the Option, whether in whole or in part, is subject to the following conditions:

(a)Grantee (or Grantee’s representative, if applicable) will deliver to the Company, at the time of giving the Notice of Exercise, payment in a form permissible under Section 6 below for the full amount of the Purchase Price;

(b)Grantee (or Grantee’s representative, if applicable) may exercise the Option only for whole Shares;

(c)Grantee (or Grantee’s representative, if applicable) may not exercise the Option unless the tax withholding obligations of the Company and/or any Related Entity, as described in Section 9 below, are satisfied; and

(d)In the event that Grantee is an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (sometimes referred to as a “non-exempt employee”), then he or she may not exercise the Option until he or she has completed at least six (6) months of Continuous Service measured from the Date of Grant, notwithstanding any other provision of the Option.

6.Payment for Shares. The “Purchase Price” will be the Exercise Price multiplied by the number of Shares with respect to which the Option is being exercised. The Purchase Price may be paid as follows:

(a)in cash;

(b)by check or money order;

(c)by surrender to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned by Grantee free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of surrender or attestation equal to the Purchase Price (provided that Grantee may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock);

(d)through a formal “net exercise” arrangement adopted by the Company pursuant to which Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(e)through a broker-dealer sale and remittance procedure pursuant to which Grantee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(f)any combination of the foregoing methods of payment.

7.Compliance with Applicable Laws.

(a)If at any time the Administrator determines that the delivery of Shares pursuant to the exercise of the Option is or may be unlawful under Applicable Laws, the right to exercise the Option shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. No Shares will be issued pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. The Company may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed, and under any blue sky or other securities laws applicable to those Shares. The Company shall have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b)As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)Subject to the Applicable Laws and any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to the Option and shall deliver such Shares to or for the benefit of Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to Grantee evidence of book entry Shares credited to the account of Grantee, (ii) by depositing such Shares for the benefit of Grantee with any broker with which Grantee has an account relationship, or (iii) by delivering such Shares to Grantee in certificate form.

8.Withholding Obligations. Grantee may incur Tax Obligations under federal, state, local, and/or foreign law, in connection with the grant, vesting, or exercise of the Option, the ownership of the Shares, and other actions taken pursuant to this Agreement, and the Company may be required to satisfy by withholding from Grantee’s compensation or otherwise collect from Grantee. Grantee agrees that the Company (or a Related Entity) may condition the exercise of the Option upon the satisfaction of such withholding tax obligations, and may satisfy such withholding obligations by any of the following means or by a combination of such means, in the

Administrator’s discretion: (i) withholding from any compensation otherwise payable to Grantee by the Company; (ii) causing Grantee to tender a cash payment; or (iii) withholding from the Shares otherwise issuable to Grantee upon exercise of the Option the number of Shares with a Fair Market Value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the Shares as a liability for financial accounting purposes). Grantee understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Administrator in its reasonable discretion. Grantee further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, Grantee remains responsible for payment of all taxes due as a result of income arising under the Agreement.

9.Rights as a Stockholder. Neither Grantee nor anyone claiming through Grantee will have any rights as a stockholder of the Company with respect to any Shares subject to the Option until Grantee has exercised the Option as described herein and the Shares are delivered (as evidenced by delivery of a certificate for such Shares or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

10.Transferability. The Option may not be sold, pledged, assigned, hypothecated, transferred, except by will or by the laws of descent and distribution and in accordance with the Applicable Laws, and is exercisable during Grantee’s life only by Grantee. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Administrator, Grantee may designate a third party who, in the event of Grantee’s death, will thereafter be entitled to exercise the Option.

11.Option Not an Employment Contract. Neither the Option nor this Agreement is an employment or service contract, and nothing in this Agreement or the Grant Notice creates or will be deemed to create in any way whatsoever any right or obligation on Grantee’s part to continue in the employment or service of the Company or a Related Entity, or of the Company or a Related Entity to continue Grantee’s employment or service, or interferes with or limits in any way the right of the Company or a Related Entity to terminate Grantee’s employment or service at any time or for any reason in accordance with the Applicable Laws.

12.Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option and the Exercise Price, as well as any other terms that the Administrator determines require adjustment, shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the

Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of Shares subject to the Option or the Exercise Price. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of the Option.

13.Administration of Option. This Agreement and the Option shall be administered by the Board. To the extent permitted by the Applicable Laws, the Board may delegate by resolution any or all of its powers under this Agreement to one or more Committees. All references in this Agreement to the “Administrator” shall mean the Board or a Committee referred to in this paragraph, to the extent that the Board’s powers or authority under this Agreement have been delegated to such Committee. The Board may retain the authority to concurrently administer this Agreement and the Option with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated. The Administrator shall have full discretionary authority to construe and interpret the terms of this Agreement and to determine all facts necessary to administer this Agreement and the Option. All decisions by the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in this Agreement or the Option.

14.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, the Option shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of the Company or a Related Entity, in each case, whether such plan is now or hereafter existing.

15.Electronic Delivery. The Administrator may decide to deliver any documents related to the Option through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request Grantee’s acceptance of the Option by electronic means. By accepting the Option, Grantee consents to receive such documents by electronic delivery and agrees to participate in the Option through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

16.Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing the Option. By accepting the Option, Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all equity awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Option (the “Data”). Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Option and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Option, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired pursuant to the Option.

17.Application of Section 409A. The Option and this Agreement shall be interpreted to be exempt from the requirements of Section 409A pursuant to Treas. Reg. § 1.409A-1(b)(5)(i). Notwithstanding anything in this Agreement to the contrary, Grantee will be solely responsible for the tax consequences of the Option, and in no event will the Company have any responsibility or liability if the Option does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Option and this Agreement to prevent taxation under Section 409A, the Company does not represent or warrant that the Option or this Agreement complies with any provision of federal, state, local or other tax law. If, upon Grantee’s separation from service, Grantee is a “specified employee” within the meaning of Section 409A, any payment that is subject to Section 409A and triggered by a separation from service and would otherwise be paid within six months after Grantee’s separation from service will instead be paid in the seventh month following Grantee’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)).

18.Grantee Acknowledgement. Grantee acknowledges and agrees that the Option is granted in full satisfaction of Grantee’s right, if any, to an equity award under any offer letter, employment agreement or similar letter, agreement, or communication from the Company or any Related Entity.

19.Definitions.

(a)“Administrator” has the meaning set forth in Section 13.

(b)“Agreement” means this Inducement Stock Option Award Agreement, including any amendments thereto.

(c)“Applicable Laws” means the legal requirements relating to the Option under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to the Option.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” means, with respect to the termination by the Company or a Related Entity of Grantee’s Continuous Service:

(i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause”

on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs; or

(ii)in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) Grantee’s failure to follow the reasonable instructions of the Board or Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to Grantee or, if cured, recurs within 180 days.

(f)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(g)“Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Option in accordance with Section 14.

(h)“Common Stock” means the Company’s voting common stock, $0.0001 par value per share.

(i)“Company” means Eyenovia, Inc., a Delaware corporation, or any successor entity that assumes the Option in connection with a Corporate Transaction.

(j)“Continuous Service” means that Grantee’s provision of services to the Company or a Related Entity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an employee or other service provider, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination can be effective under Applicable Laws. Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, or (iii) any change in status as an employee or other service provider as long as the individual remains in the service of the Company or a Related Entity.

(k)“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)the complete liquidation or dissolution of the Company;

(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

(l)“Date of Grant” means the Date of Grant shown on the Grant Notice.

(m)“Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which Grantee provides services regardless of whether Grantee is covered by such policy. If the Company or the Related Entity to which Grantee provides service does not have a long-term disability plan in place, “Disability” means that Grantee is unable to carry out the responsibilities and functions of the position held by Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(n)“Exercise Price” means the Exercise Price per Share shown on the Grant Notice.

(o)“Expiration Date” means the Expiration Date shown on the Grant Notice.

(p)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A.

(q)“Grant Notice” means the accompanying Notice of Inducement Stock Option Grant, including any amendments thereto.

(r)“Grantee” has the meaning set forth in the introductory paragraph of this Agreement.

(s)“Notice of Exercise” has the meaning set forth in Section 5 of this Agreement.

(t)“Option” has the meaning set forth in Section 1 of this Agreement.

(u)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)“Purchase Price” has the meaning set forth in Section 6 of this Agreement.

(w)“Related Entity” means any Parent or Subsidiary of the Company.

(x)“Section 409A” means Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury.

(y)“Share” means a share of the Common Stock.

(z)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa)“Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to the Option, as determined under the Applicable Laws.

20.Miscellaneous.

(a)Notices. Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally, one day after deposit with a recognized international delivery service (such as FedEx), or three days after deposit in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, in each case addressed to the parties at the addresses of the parties set forth in the Grant Notice or such other address as a party may designate by notifying the other in writing.

(b)Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Grantee, Grantee’s executor, personal representative(s), distributees, administrators, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(c)Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(d)Amendment. Neither this Agreement nor the Grant Notice may be amended unless the amendment is agreed to in writing by both Grantee and the Company.

(e)Choice of Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the choice of law rules of any jurisdiction.

(f)Entire Agreement. This Agreement, along with the Grant Notice, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to such subject matter.

(g)Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

EXHIBIT A

EYENOVIA, INC.

INDUCEMENT STOCK OPTION AWARD

NOTICE OF EXERCISE

Eyenovia, Inc.

Attention: Chief Executive Officer

Date of Exercise:

1.Exercise of Option. This constitutes notice to Eyenovia, Inc. (the “Company”) that, pursuant to the Inducement Stock Option Award Agreement, dated                   (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below.

Number of Shares as to which Option is exercised (the “Optioned Shares”):
Exercise Price per Share:
Total Purchase Price:

2.Delivery of Payment. With this notice, I hereby deliver to the Company the full Purchase Price for the Optioned Shares, in a form permitted by the Award Agreement.

3.Representations. By signing and delivering this notice to the Company, I acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the Option. I further represent that I have received, read, and understood the Award Agreement, and I confirm my agreement to abide by and be bound by their terms and conditions. Capitalized terms used and not otherwise defined in this notice will have the meanings ascribed to those terms in the Award Agreement.

4.Compliance with Securities Laws. Notwithstanding any other provision of the Award Agreement to the contrary, the exercise of any rights to purchase any Optioned Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended (the “Securities Act”), all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company’s Common Stock may be listed or traded at the time of exercise and transfer. I agree to cooperate with the Company to ensure compliance with such laws. I further understand that the Optioned Shares cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Optioned Shares may bear a legend to that effect. I understand that the Company is under no obligation to register the Optioned Shares and that an exemption may not be available or may not permit me to transfer Optioned Shares in the amounts or at the times I may desire.

Exhibit A-1

5.Tax Withholding. I acknowledge that my exercise of the Option may result in Tax Obligations which require the Company to withhold certain amounts to satisfy federal, state, local, and/or foreign taxes. I agree to satisfy such tax withholding obligations as described in Section 9 of the Award Agreement.

6.Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that, until the issuance of the Optioned Shares (or, in the Company’s discretion, in un-certificated form, upon the books of the Company’s transfer agent) and my satisfaction of any other conditions imposed by the Company pursuant to the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of my Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

7.Tax Consultation. I understand that I may experience adverse tax consequences as a result of my exercise of the Option or my disposition of the Optioned Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the exercise of the Option and/or the disposition of the Optioned Shares and that I am not relying on the Company or its officers, representatives, or agents for any tax advice.

8.Interpretation. Any dispute regarding the interpretation of this notice will be resolved by the Committee in its discretion, and the Committee’s determination will be final and binding on all parties.

9.Entire Agreement. The Award Agreement under which the Optioned Shares were granted is incorporated herein by reference and, together with this notice, constitute the entire agreement of the parties with respect to the subject matter of this notice.

GRANTEE:

Print Name:

Address:

Exhibit A-2